UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to §240.14a-12

MUTUALFIRST FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MutualFirst
Financial, Inc.

110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

March 22, 2018

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of MutualFirst Financial, Inc., I cordially invite you to attend our 2018 Annual Meeting of Stockholders.  The meeting will be held at 3:00 p.m., local time, on Wednesday, May 2, 2018, at our main office, located at 110 E. Charles Street, Muncie, Indiana.

Stockholders will be able to cast their votes on the Internet or by phone.  You may read, download and print the Proxy Statement and Annual Report and vote by Internet at http://www.proxyvote.com.  On March 22, 2018, we mailed to our stockholders of record as of March 5, 2018, a notice of the Annual Meeting and of the availability of the proxy materials on the Internet.  That notice contained instructions on how to access the proxy materials, including requesting an emailed or paper copy, and on how to cast your vote by Internet, phone or regular mail.  (You also may vote in person at the Annual Meeting by completing a ballot.)  The notice also contained a 16 digit number assigned to each stockholder of record in a box marked by an arrow as follows: → xxxx-xxxx-xxxx-xxxx.  That number is required to vote and to access the proxy materials on the Internet.  If you hold your shares in "street name" with a bank, broker or other nominee, you should be receiving similar instructions on how to access the proxy materials and vote your shares.

An important part of the Annual Meeting is the stockholder vote on corporate business items.  The Proxy Statement for the Annual Meeting describes the business to be conducted at the Annual Meeting.  I urge you to exercise your rights as a stockholder to vote and participate in this process.  Stockholders are being asked to consider and vote upon: (1) the election of eight directors of the Company; (2) an advisory (non-binding) resolution to approve our executive compensation as disclosed in the enclosed Proxy Statement; (3) an advisory (non-binding) vote on whether stockholders shall vote on executive compensation every one, two or three years; and (4) ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.  At the Annual Meeting, we will report on the operations of the Company.  Directors and officers of the Company as well as representatives of BKD, LLP, the Company's independent registered public accounting firm, will be present to respond to any questions that our stockholders may have.  Detailed information concerning our activities and operating performance is contained in our Annual Report.

We encourage you to attend the meeting in person.  Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and vote by Internet or telephone or by sending a completed Proxy Card as promptly as possible.  This will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment.  As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,
David W. Heeter
President and Chief Executive Officer

MutualFirst
Financial, Inc.

110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MutualFirst Financial, Inc. will be held as follows:

DATE AND TIME	Wednesday, May 2, 2018, at 3:00 p.m. local time

PLACE	110 E. Charles Street, Muncie, Indiana

ITEMS OF BUSINESS	(1)
The election of Michelle R. Altobella (2021), Mark L. Barkley (2021), Patrick C. Botts (2021), Richard J. Lashley (2021), James M. Bernard (2020), William V. Hughes (2020), Brian C. Hewitt (2019) and James D. Rosema (2019) as directors for a term to expire as provided next to their name.

	(2)	Adoption of an advisory (non-binding) resolution to approve our executive compensation as disclosed in the accompanying Proxy Statement.
	(3)	Adoption of an advisory (non-binding) vote on whether Stockholders should vote on compensation every one, two or three years.
	(4)	Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.
	(5)	Any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE		Holders of record of MutualFirst Financial, Inc. common stock at the close of business on March 5, 2018, will be entitled to vote at the meeting or any adjournment of the meeting.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting.  Stockholders have a choice of voting by Internet or telephone, by mailing a completed Proxy Card or by submitting a ballot in person at the Annual Meeting.  Our Board of Directors is soliciting your votes by this notice and in the other proxy materials.  To ensure that your shares are represented at the meeting, please take the time to vote as soon as possible, even if you plan to attend the meeting.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS
DAVID W. HEETER
President and Chief Executive Officer
Muncie, Indiana
March 22, 2018

 IMPORTANT NOTICE:  Internet Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 2, 2018.

    The Company's Proxy Statement, Annual Report to Stockholders and electronic Proxy Card are available on the Internet at
    http://www.proxyvote.com.  The notice we forwarded on March 22, 2018, about the availability of the proxy materials on the Internet contained a special 16 digit identification number assigned to each stockholder of record in a box marked by an arrow as follows: → xxxx-xxxx-xxxx-xxxx.  That number is required to vote and to access the proxy materials on the Internet.
You are encouraged to review all of the information contained in the Proxy Statement before voting.

MutualFirst
Financial, Inc.

110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

PROXY STATEMENT

ANNUAL MEETING TO BE HELD MAY 2, 2018

INTRODUCTION

The Board of Directors of MutualFirst Financial, Inc., is using this Proxy Statement to solicit proxies from the holders of the Company's common stock for use at the upcoming Annual Meeting of Stockholders.  The Annual Meeting will be held on Wednesday, May 2, 2018, at 3:00 p.m., local time, at the Company's main office located at 110 E. Charles Street, Muncie, Indiana.
At the Annual Meeting, stockholders will be asked to vote on four proposals:  (1) the election of Michelle R. Altobella, Mark L. Barkley, Patrick C. Botts and Richard J. Lashley as directors of the Company for terms to expire in 2021, James M. Bernard and William V. Hughes for terms to expire in 2020 and Brian C. Hewitt and James D. Rosema for terms to expire in 2019; (2) an advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement; (3) an advisory (non-binding) vote on whether Stockholders shall vote on executive compensation every one, two or three years; and (4) ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.  These proposals are described in more detail below.  Stockholders also will consider any other matters that may properly come before the Annual Meeting, although the Board of Directors knows of no other business to be presented.
MutualFirst Financial, Inc. may be referred to from time to time in this Proxy Statement as "MutualFirst" or the "Company."  Some of the information in this Proxy Statement relates to MutualBank, a wholly owned subsidiary of the Company, which may be referred to from time to time in this Proxy Statement as the "Bank."
By submitting your proxy, you authorize the Company's Board of Directors to represent you and vote your shares at the Annual Meeting in accordance with your instructions.  The Board also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
The Company's Annual Report to Stockholders for the year ending December 31, 2017, which includes the Company's audited financial statements, is being provided with this Proxy Statement.  Although this report is being made available to stockholders with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this Proxy Statement by reference.
Again this year, we are distributing the Proxy Statement and the Annual Report to Stockholders over the Internet at http://www.proxyvote.com.  In addition, stockholders will be able to cast their votes on the Internet or by phone.  On March 22, 2018, we mailed to our stockholders of record as of March 5, 2018, a notice of the Annual Meeting and of the availability of the proxy materials on the Internet ("March 22 Notice").  That notice contains instructions on how to access the proxy materials and Annual Report, including requesting an emailed or paper copy, and how to cast your vote by Internet, phone or regular mail or in person at the meeting.
Your vote is important.  You may vote by Internet or telephone, by sending a completed Proxy Card by regular mail or by submitting a ballot in person at the Annual Meeting.  We encourage you to attend the Annual Meeting in person no matter how you decide to cast your vote.  Please read the Proxy Statement and vote your shares as promptly as possible to ensure you are represented at the meeting.

2018 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement.  It does not contain all the information you should consider before voting, and you should read the entire Proxy Statement carefully before voting.  This summary also contains our 2017 Business Highlights.  You should refer to the Annual Report to Stockholders for the year ending December 31, 2017, which is being made available with this Proxy Statement, for more complete information about the Company's year-end financial condition and 2017 operating results.
2017 BUSINESS HIGHLIGHTS
At December 31, 2017, we had $1.6 billion in assets, $1.2 billion in loans, $1.2 billion in deposits and $150.0 million in stockholders' equity.  The Company's total risk-based capital ratio at December 31, 2017, was 13.5%, exceeding the 10.00% requirement for a well-capitalized bank holding company.
Earnings for 2017 were reduced as a result of an additional tax expense of $2.0 million taken in the fourth quarter of 2017, related to a deferred tax asset. The expense was the result of the enactment on December 22, 2017 of the Tax Cuts and Jobs Act reducing the corporate federal tax rate to 21%.
For the year ending December 31, 2017, we earned $12.3 million, or $1.67 per basic and $1.64 per diluted share, compared with net income of $13.2 million, or $1.79 per basic and $1.76 diluted share for 2016.  The details of our 2017 performance are described in the accompanying Annual Report to Stockholders for the year ending December 31, 2017, in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements.
Key aspects of our 2017 operations include:
•	Return on Average assets of .78% in 2017 compared to .87% in 2016.
•	Return on average tangible common equity of 8.52% in 2017 compared to 9.56% in 2016.
•	A $600,000, or 9.1%, decrease in non-performing assets and a $5.9 million, or 51%, increase in classified assets.
•	Net charge-offs of .10% in 2017 compared to .10% in 2016.
ELECTION OF DIRECTORS – Proposal 1
Six of our current directors have been nominated by the Board for re-election for terms to expire as indicated below their name. In addition, two new individuals have been nominated to serve. The nominees for election at the 2018 Annual Meeting are as follows:
Michelle R. Altobella (2021)	An Attorney and Chief Privacy Officer for Indiana University Health, Inc. Nominated to serve beginning at the 2018 Annual Meeting.

Mark L. Barkley (2021)	Former Chairman and Chief Executive Officer of Universal Bancorp and BloomBank; was appointed as a director in connection with the Company's acquisition of Universal Bancorp on February 28, 2018.

Patrick C. Botts (2021)	Director of the Company and the Bank since 2003. Executive Vice President of the Company and President and Chief Operating Officer of the Bank since 2003.

Richard J. Lashley (2021)	Director of the Company and the Bank since 2014. Co-owner and Co-Founder PL Capital LLC, an investment management firm specializing in the banking industry since 1996.

James M. Bernard (2020)
Senior Vice President and Director of Fixed Income Portfolio Management for Ancora Advisors LLC. Nominated to serve on the Company's and the Bank's Board of Directors beginning at the 2018 Annual Meeting.

William V. Hughes (2020)	Director of the Company and Bank since 1999. Partner in Beasley & Gilkison, L.L.P., general counsel to the Bank.

Brian C. Hewitt (2019)	Former Director of Universal Bancorp and BloomBank, appointed to the Company's and Bank's board on February 28, 2018 in connection with Company's merger with Universal Bancorp, Inc.

James D. Rosema (2019)	Director of the Company and Bank since 1998. Member of our Compensation Committee. Founder and former President of Rosema Corporation, a local interior finishing company.
No stockholder nominations have been made for consideration at the annual meeting. In considering your vote on these nominees, we refer you to "Proposal 1 - Election of Directors" on pages 12 to 15 for more information about these nominees and director compensation and to "Board of Directors' Meetings and Committees and Corporate Governance Matters" on pages 18 to 21 respecting our corporate governance matters.
The Board recommends you vote for these eight nominees.  These nominees, as well as the rest of the directors, have varied skills and experience necessary to oversee the Company effectively and have proven leadership, sound judgment and have committed significant time and effort dedicated to the success of our Company.

ADVISORY VOTE ON EXECUTIVE COMPENSATION – Proposal 2
Since 2009, our stockholders have had the opportunity at each Annual Meeting to cast an advisory (non-binding) vote on our executive compensation as disclosed in each proxy statement for those meetings.  We are gratified that, each year, our stockholders have evidenced support of our executive compensation program by an overwhelming margin.
Stockholders have an opportunity to cast another (non-binding), advisory vote on our executive compensation program disclosed in this Proxy Statement.  We refer you to "Proposal 2 - Advisory (Non-Binding) Resolution to Approve Executive Compensation" on page 37.
In evaluating this say-on-pay proposal, we recommend that you review the disclosure of our executive compensation program, including our compensation program, philosophy and objectives and the level of compensation to our five named executive officers at "Executive Compensation" on pages 22 to 25.  Our Board asks that you vote for the advisory (non-binding) resolution to approve executive compensation.
TIMING OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION – Proposal 3
We are asking stockholders to cast a (non-binding) advisory vote on whether future say-on-pay votes should be conducted every one, two or three years.  Our Board believes that an advisory say-on-pay vote every year is most appropriate because the Board considers stockholder input on executive compensation important. As a result, we have conducted this vote annually since 2009.  For more information on this matter, see "Proposal 3 – Advisory (Non-Binding) Vote on Timing of Stockholder Votes on Executive Compensation" on page 38.  Our Board asks that you vote for the advisory (non-binding) vote on executive compensation every (ONE) year.
RATIFICATION OF BKD, LLP AS THE COMPANY'S INDEPENDENT AUDITOR – Proposal 4
The Audit/Compliance Committee has selected BKD, LLP as our audit firm for 2018.  The Board is asking the stockholders to ratify that appointment.  Though the stockholder vote on ratification is not binding on the Audit/Compliance Committee, the Committee will consider the stockholders' views on this matter when deciding whether to continue to retain BKD, LLP in the current or next year.  In considering this matter, we refer you to "Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm" on pages 40 to 41, including information regarding fees paid to BKD, LLP over the prior two years and the types of services provided by the firm.  Our Board asks that you vote for the ratification of BKD, LLP as the Company's audit firm for 2018.
2019 ANNUAL MEETING
•	Stockholder proposals for inclusion in our 2019 proxy statement under Securities and Exchange Commission ("SEC") regulations must be received by us no later than November 22, 2018.
•
Stockholder proposals for presentation at our 2019 annual meeting, but not included in the proxy statement for that meeting, must be received by us no later than February 3, 2019, and no earlier than January 4, 2019, subject to adjustment based on the date of the 2019 annual meeting.  See "Additional Information - Stockholder Proposals for 2019 annual meeting" on page 41.

INFORMATION ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will be asked to vote on the following proposals:
Proposal 1.
The election of Michelle R. Altobella (2021), Mark L. Barkley (2021), Patrick C. Botts (2021), Richard J. Lashley (2021), James M. Bernard (2020), William V. Hughes (2020), Brian C. Hewitt (2019) and James D. Rosema (2019) as directors of the Company for a term to expire as indicated next to their name.

Proposal 2.	Adoption of an advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement.
Proposal 3.	Adoption of an advisory (non-binding) vote on whether Stockholders should vote on compensation every one, two or three years.
Proposal 4.	Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.
The stockholders also will act on any other business that may properly come before the Annual Meeting.  Members of our management team will be present at the Annual Meeting to respond to your questions. At this time the board is not aware of any new business to be considered at the Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is March 5, 2018.  Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.  The only class of stock entitled to be voted at the Annual Meeting is the Company's common stock.  Each outstanding share of common stock is entitled to one vote on each matter presented at the Annual Meeting.  At the close of business on the record date, there were 8,574,922 shares of common stock outstanding.
Who may attend the Annual Meeting?
The Annual Meeting is open to all Company stockholders and their designated proxy holders.  All attendees will be required to sign-in at the entrance to the meeting, and the Company reserves the right to request proof of stock ownership including brokerage statements for beneficial owners with shares held by their broker, proxy holder status (a valid proxy) or acceptable photo identification before granting entrance to the meeting.  Everyone attending the Annual Meeting agrees to abide by the rules for the conduct of the proceedings.  The use of cameras, recording devices and other electronic devices (including cell phones) is prohibited during the Annual Meeting, unless the attendee receives written authorization from the Company's Secretary, who will be attending the Annual Meeting.
Where is the location of the Annual Meeting?
The Annual Meeting is being held at the main office of the Company and the Bank located at 110 E. Charles Street in Muncie, Indiana.  The office is on the northwest corner of E. Charles Street and S. Mulberry Street (between S. Walnut and S. Madison Streets).  Company and Bank personnel will be present to direct you to the location of the Annual Meeting in the main office building.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted.  The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non‑votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice of the adjourned meeting will be given, unless the adjourned meeting is held after June 30, 2018.  An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?
You may vote by internet.  To vote by Internet, have in hand a copy of the Proxy Card and the 16 digit identification number assigned to you in a box marked by an arrow (→ xxxx-xxxx-xxxx-xxxx) on the Proxy Card, go to www.proxyvote.com and follow the instructions for voting.  The deadline for voting online is 11:59 p.m. Eastern Time on May 1, 2018.  If your shares are held through a broker, bank or other nominee, check the voting form you received from that firm in order to determine whether, and how, you can vote online.
You may vote by phone.  To vote by phone, have in hand a copy of the Proxy Card and the 16 digit identification number assigned to you in a box marked by an arrow (→ xxxx-xxxx-xxxx-xxxx) on the Proxy Card, call the toll-free phone number 1-800-690-6903 and follow the instructions for voting.  The deadline for voting by phone is 11:59 p.m. Eastern Time on May 1, 2018.  If your shares are held through a broker, bank or other nominee, check the voting form you received from that firm in order to determine whether, and how, you can vote by phone.
You may vote by mail.  To vote by mail, request a paper copy of the Proxy Card or all the proxy materials as noted in the response to the previous question.  Then complete, sign and date the Proxy Card and return it in the postage-paid envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717, in a timely manner.  The mailed card must be received by the Company before the start of the Annual Meeting.  If your shares are held through a broker, bank or other nominee, check the voting form you received from that firm in order to determine whether, and how, you can vote by mail.
You may vote in person at the annual meeting.  If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting.  Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the record holder of your shares indicating that you were the beneficial owner of those shares at the close of business on March 5, 2018, the record date for voting at the Annual Meeting.  You are encouraged to vote by proxy prior to the Annual Meeting, even if you plan to attend the meeting.
What if I return my executed Proxy Card without voting instructions?
Where properly executed proxies are returned to us without specific voting instructions, your shares will be voted by the proxy holders named on the Proxy Card "FOR" the election of management's director nominees, "FOR" the advisory (non-binding) resolution to approve our executive compensation "FOR" the advisory (non-binding) vote on the frequency of voting on compensation and "FOR" the ratification of the appointment of our independent registered public accounting firm.
What if other business is presented at the Annual Meeting?
Should any other matters be properly presented at the Annual Meeting for action, the proxy holders named on the Proxy Card and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  No other matters currently are expected by the Board of Directors to be properly presented at the Annual Meeting.
What if my shares are held in "street name" by a broker?
If your shares are held in "street name" by a broker, your broker is required to vote your shares in accordance with your instructions.  If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to "discretionary" items.  However, your broker will not be permitted to vote your shares with respect to "non-discretionary" items, and your shares will be treated as "broker non-votes."  Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors and the advisory (non-binding) votes regarding executive compensation and the frequency of voting on executive compensation are non-discretionary items.  The ratification of our auditors is a discretionary item.  Your broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, mail or phone.

What if my shares are held in the Bank's employee stock ownership plan ("ESOP")?
If you are a participant in the Bank's ESOP, the plan trustee is required to vote the shares allocated to your account under the plan in accordance with your instructions.  If you do not instruct the trustee how to vote your allocated shares, the trustee may vote your allocated shares in its sole discretion.
What if my shares are held in the Company's 401(k) plan?
If you are one of our employees who owns Company shares in our 401(k) plan, you will receive voting instructions with respect to all the MutualFirst shares allocated to your account.  You are entitled to direct the trustee how to vote your shares.  If you do not provide instructions, your shares will be voted by the trustee in its sole discretion.
Can I change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:
•	properly submitting a later-dated proxy by Internet or phone by 11:59 p.m. Eastern Time on May 1, 2018;
•	properly mailing a later-dated proxy that is received by the Company before the start of the Annual Meeting;
•	giving written notice of the revocation of your proxy to the Company's Secretary prior to the Annual Meeting; or
•	voting in person by ballot at the Annual Meeting.
Your proxy will not be automatically revoked just by your attendance at the Annual Meeting.  You must actually vote at the meeting by submitting a ballot in order to revoke a prior proxy.  If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change your voting instructions to that nominee.
How will abstentions be treated?
If you abstain from voting, your shares will be included for purposes of determining whether a quorum is present.  Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.  If you abstain from voting on Proposals 2, 3 or 4 your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on whether the proposal is approved.
How will broker non-votes be treated?
Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast.  Proposal 1 is a non-discretionary item that includes broker non-votes; however, because the directors are elected by a plurality of the votes cast, the broker non-votes will have no impact on the election results.  If you do not instruct your broker, bank or nominee how to vote your shares on Proposal 2 and 3, your shares will not be included in the number of shares voting on the proposal and will have no effect on whether the proposal is approved.  Proposal 4 is a discretionary item, so your broker is entitled to cast a vote without receiving instructions from you.  If, however, your broker does not cast any votes absent your instructions, these broker non-votes will have no effect on whether the proposal is approved.

Vote required to approve Proposal 1: Election of eight directors.

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of MutualFirst common stock.  Stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors.

What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.
Vote required to approve Proposal 2: Advisory resolution to approve our executive compensation.
The adoption of the advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.
Vote required to approve Proposal 3: Advisory Vote on whether stockholders should vote on compensation every one, two or three years.
The adoption of the advisory (non-binding) vote on whether stockholders should vote on compensation every one, two or three years as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.
Vote required to approve Proposal 4: Ratification of the appointment of our independent registered public accounting firm.
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares cast, in person or by proxy, at the Annual Meeting.
How does the Board of Directors recommend I vote on the proposals?
Your Board of Directors recommends that you vote:
•	FOR the election of eight director nominees to the Board of Directors, for terms as indicated in this proxy statement;
•	FOR the adoption of an advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement;
•	FOR the adoption of the advisory (non-binding) vote to vote on compensation every year; and
•	FOR the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2018.
STOCK OWNERSHIP
Stock Ownership of Significant Stockholders, Directors and Executive Officers
The following table shows, as of March 5, 2018, the beneficial ownership of the Company's common stock by:
•	any persons or entities known by management to beneficially own more than 5% of the outstanding shares of Company common stock;
•	each director and director nominee of the Company;
•	each executive officer of the Company and the Bank named in the "2017 Summary Compensation Table" appearing below; and
•	all of the executive officers and directors of the Company and the Bank as a group.
The address of each of the beneficial owners, except where otherwise indicated, is the Company's address.  As of March 5, 2018, there were 8,574,922 shares of Company common stock issued and outstanding.
Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding stock options beneficially owned and held by that person that are currently exercisable or exercisable within 60 days after March 5, 2018, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner	Beneficial Ownership		Percent of Common Stock Outstanding

Greater than 5% Stockholders
MutualBank Employee Stock Ownership and 401(k) Plan 110 E. Charles Street, Muncie, Indiana 47305-2400	404,117	(1)	4.7%
Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	436,873	(2)	5.1%
PL Capital Group/Richard J. Lashley 47 E. Chicago Avenue, Suite 336 Naperville, IL 60540	715,773	(3)	8.3%
Ancora Advisors, LLC 6060 Parkland Blvd., Suite 200 Cleveland, OH 44124	533,322	(4)	6.2%
Directors, Directors Nominees and Executive Officers
Wilbur R. Davis, Director and Chairman of the Board	51,700	(5)	* %
David W. Heeter, Director, President and Chief Executive Officer	97,600	(6)	1.1
Mark L. Barkley, Director	337,350	(7)	3.9
Patrick C. Botts, Director and Executive Vice President	91,724	(8)	1.1
Linn A. Crull, Director	61,000	(9)	*
Brian C. Hewitt, Director	1,560	(10)	*
William V. Hughes, Director	34,501	(11)	*
Richard J. Lashley, Director	717,773	(12)	8.4
Edward C. Levy, Director	31,931	(13)	*
Michael J. Marien, Director	65,024	(14)	*
Jerry D. McVicker, Director	41,655	(15)	*
James D. Rosema, Director	55,000	(16)	*
James R. Schrecongost, Director	11,500	(17)	*
Charles J. Viater, Director and Senior Vice President	262,597	(18)	3.0
Michelle R. Altobella, Director Nominee	---		*
James M. Bernard, Director Nominee	533,322	(19)	6.2
Christopher D. Cook, Chief Financial Officer	63,115	(20)	*
Christopher L. Caldwell, Senior Vice President - MutualBank	17,236	(21)	*

All executive officers, directors and director nominees as a group (19 persons)	2,460,352	(22)	28.0%
*          Less than 1% of outstanding shares.
________________________
(1)
Represents shares held by MutualBank Employee Stock Ownership and 401(k) Plan, including 24,202 shares in 401(k) accounts and 379,915 shares that were allocated to accounts of the participants in the ESOP as of December 31, 2017.  First Bankers Trust Services, Inc., the trustee of the ESOP, may be deemed to beneficially own the shares held by the MutualBank Employee Stock Ownership and 401(k) Plan.  MutualBank Employee Stock Ownership and 401(k) Plan filed a Schedule 13G amendment with the SEC on February 12, 2018.

(2)
Represents shares held by clients of Dimensional Fund Advisors LP, an investment advisor, which disclaims beneficial ownership of these shares.  Dimensional Fund Advisors LP filed an amended Schedule 13G with the SEC on February 9, 2018.

(Footnotes continue on next page)

________________________
(3)
According to filings under the Exchange Act, the PL Capital Group consists of the following persons and entities which share beneficial ownership of certain of the shares: Financial Edge Fund, L.P. ("Financial Edge Fund"); Financial Edge-Strategic Fund, LP ("Financial Edge Strategic"); PL Capital Focused Fund, L.P. ('Focused Fund"), PL Capital, LLC ("PL Capital'), general partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund; PL Capital Advisors, LLC ("PL Capital Advisors"), the investment advisor to Financial Edge Fund, Financial Edge Strategic, Focused Fund and Goodbody/PL LP; Goodbody /PL Capital LP ("Goodbody/PL LP");Goodbody/PL Capital LLC("Goodbody/PL LLC"), general partner of Goodbody/PL LP; John W. Palmer as managing member of PL Capital, PL Capital Advisors and Goodbody/PL LLC and individually; Richard Lashley, as managing member of PL Capital, PL Capital Advisors and Goodbody/PL LLC, and individually. Mr. Lashley is also a director of the Company. PL Capital Group has shared voting and dispositive power over 715,773 shares.

(4)
Represents shares held by Ancora Advisors, LLC, a registered investment advisor, as filed on Schedule 13-D/A on March 2, 2018.  Ancora Advisors, LLC reported sole voting and dispositive power over 533,322 shares. Mr. Bernard, a director nominee is a representative of Ancora Advisors.

(5)	Includes options for 5,000 shares and 20,000 shares owned by Mr. Davis' spouse.
(6)	Includes options for 40,000 shares, 14,170 shares allocated to Mr. Heeter in the ESOP and 20,000 shares pledged as security for debt.
(7)	Includes 208,650 shares held directly and 128,700 shares held by the Eleanor T. Barkley, LP for which Mr. Barkley is the manager.
(8)	Includes options for 55,000 shares, 1,360 shares owned by Mr. Botts' spouse, 200 shares in a UTMA account for his son and 12,845 shares allocated to Mr. Botts in the ESOP.
(9)	Includes options for 5,000 shares 20,000 shares owned by Mr. Crull's spouse and 23,500 shares pledged as security for debt.
(10)	Includes shares held directly.
(11)	Includes options for 5,000 shares, 500 shares owned by Mr. Hughes' spouse and 4,000 shares in an IRA account.
(12)
Of the shares reported as beneficially owned by Mr. Lashley 352,451 shares of common stock are held in the name of Financial Edge Fund, L.P.; 154,723 shares of common stock are held in the name of Financial Edge-Strategic Fund, L.P.; 66,886 shares of common stock are held in the name of PL Capital/Focused Fund, L.P.; 141,713 shares of common stock are held in the name of Goodbody/PL Capital, L.P.; and 2,000 shares of common stock are held in Mr. Lashley's IRA.  With regard to the shares held by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., and Goodbody/PL Capital, L.P., Mr. Lashley reports beneficial ownership above because he has shared voting and dispositive power as a Managing Member of PL Capital, LLC and Goodbody/PL Capital, LLC, the general partners of the funds, and as a Managing Member of PL Capital Advisors, LLC, the investment advisor of the Funds.  Mr. Lashley disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(13)	Includes options for 5,000 shares.
(14)	Includes options for 5,000 shares, 2,932 shares owned by Mr. Marien's spouse and 56,542 shares pledged as security for debt.
(15)	Includes 5,105 shares owned by Mr. McVicker's spouse.
(16)	Includes 7,500 shares owned by Mr. Rosema's spouse.
(17)	Includes options for 5,000 shares.
(18)	Includes options for 40,000 shares, 16,033 shares in Mr. Viater's 401(k) account, 25,127 shares allocated to Mr. Viater in the ESOP and 100,280 shares pledged as security for debt.
(19)	Mr. Bernard is a representative of Ancora Advisors. See footnote 4.
(20)	Includes options for 33,000 shares, 4,865 shares allocated to Mr. Cook in the ESOP and 20,000 shares pledged as security for debt.
(21)	Includes options for 7,000 shares and 2,107 shares allocated to Mr. Caldwell in the ESOP.

(22)
This amount includes options for 205,000 shares held by directors and executive officers and 220,322 shares pledged as security for debt.  This amount does not include the 200,000 shares owned by the MutualBank Charitable Foundation, Inc., which is an Indiana non-profit corporation and 501(c)(3) tax-exempt organization with no stock or stockholders.  Two of the six directors and all the officers of the foundation also are directors or officers of the Company or the Bank.  Pursuant to its charter and applicable federal regulations, these shares are required to be voted in any stockholder vote in the same ratio as the votes cast by all other stockholders of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's common stock, to report to the SEC their initial ownership of the Company's common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late filings or failures to file.
To the Company's knowledge, based solely on its review of the Section 16 reports filed by its directors and executive officers and written representations from those directors and executive officers, all Section 16(a) filing requirements applicable to the Company's executive officers and directors during the year ending December 31, 2017, were met.

PROPOSAL 1
ELECTION OF DIRECTORS
General
The Company's Board of Directors consists of 14 directors, divided into three classes.  Directors in each class generally are elected to serve for three-year terms that expire in successive years.  The term of one of the classes of MutualFirst's directors will expire at the Annual Meeting. Michelle R. Altobella and James M. Bernard were nominated as directors to fill the vacant seats left by directors Schrecongost and McVicker. As a result of Company policy that requires directors to resign from the board at the Annual Meeting following their attainment of 72 years of age, directors Schrecongost and McVicker will retire as members of the board of directors at the Annual Meeting. The board thanks both Mr. Schrecongost and Mr. McVicker for their many years of dedicated service.
In addition, James M. Bernard has been nominated to the board of directors for a term ending at the 2020 Annual Meeting, pursuant to an agreement dated March 16, 2018 with Ancora Advisors and certain of its affiliates, including Mr. Bernard (the "Ancora Parties"). In order to address the concerns of the Ancora Parties, the Company nominated Mr. Bernard to the Board. Mr. Bernard has financial institution experience and is a Chartered Financial Analyst. Together with the Ancora Parties, Mr. Bernard owns 6.2% of the company's stock.
Nominees and Directors
The Company's Board of Directors, based on the recommendations of the Nominating Committee, has nominated Michelle R. Altobella, Mark L. Barkley, Patrick C. Botts and Richard J. Lashley for election as directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2021, James M. Bernard and William V. Hughes for election as directors for two year terms expiring at the Annual Meeting of stockholders to be held in 2020 and Brian C. Hewitt and James D. Rosema for one year terms expiring at the Annual Meeting of Stockholders to be held in 2019. All of these individuals currently serve as directors of the Company, with the exception of Michelle R. Altobella and James M. Bernard, who will begin service as a director following this Annual Meeting.  All of the Company's directors who currently serve also serve as directors of the Bank. All directors are required to retire at the annual meeting following the attainment of age 72 pursuant to Company policy.
As a result of the retirements and the appointments to the board of Messrs. Hewitt and Barkley in connection with the Company's acquisition of Universal Bancorp on February 28, 2018, certain of the Directors were re-classified in order to keep the classes as equal as possible. As a result of the Directors re-classifications, eight directors are up for election this year for terms to expire as disclosed in the following table.
Name	Age(1)		Positions with the Company	Director Since(2)	Term Expires
Nominees
Michelle R. Altobella	47		Director	---	2021	(3)
Mark L. Barkley	54		Director	1997(4)	2021	(3)
Patrick C. Botts	54		Executive Vice President and Director	2003	2021	(3)
Richard J. Lashley	59		Director	2017	2021	(3)
James M. Bernard	66		Director	---	2020	(3)
William V. Hughes	70		Director	1999(2)	2020	(3)
Brian C. Hewitt	59	`	Director	2013(4)	2019	(3)
James D. Rosema	71		Director	1998	2019	(3)

Other Directors Continuing in Office
Linn Crull	62		Director	1997(2)	2020
Wilbur R. Davis	63		Director	1991(2)	2020
Charles Viater	63		Senior Vice President and Director	1995(5)	2020
David W. Heeter	56		President, Chief Executive Officer and Director	2003	2019
Edward C. Levy	69		Director	2005(5)	2019
Michael J. Marien	70		Director	1987(5)	2019

___________________
(1)          At March 5, 2018.
(2)          Includes years of service on the Board of the Bank prior to the formation of the Company.
(3)          If elected at the Annual Meeting.
(4)          Includes years of service as a director of Universal Bancorp which was acquired by MutualFirst on February 28, 2018.
(5)          Includes service as a director of MFB Corporation which was acquired by MutualFirst 2008.
The nominees have each consented to being named in this Proxy Statement and have agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.
The Company's Board of Directors recommends that you vote "FOR" the election of each of the nominees.
Business Experience and Qualifications of Directors
The Board believes that the many years of service that our directors have at the Company, the Bank or other financial institutions acquired by the Company is one of their most important qualifications for continued service on our Board.  This service has given them extensive knowledge of the banking business and our Company.  Furthermore, their service on Board committees, especially in areas of audit, compliance, compensation and trust business is critical to their ability to oversee the management of the Company and the Bank by our executive officers.  Service on the Board by three of our senior executive officers aids the outside directors' understanding of the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that further supports his service as a director are set forth below.
Michelle R. Altobella. Ms. Altobella is an attorney and currently the chief privacy officer for Indiana University Health, Inc. and the Vice President and general counsel for Indiana University Health East Region. Ms. Altobella is a specialist in healthcare law and corporate governance. Her expertise in corporate governance and her participation in our local business community over two decades will enhance the boards knowledge of corporate governance issues and involvement with the community.
Mark L. Barkley.  Mr. Barkley is the former chairman and CEO of Universal Bancorp and BloomBank, a position he held from 1997 until its merger with the Company in February 2018. Mr. Barkley's over 20-year background in bank operations and knowledge of our expanded market after the Universal acquisition are important to the board and will assist the board in carrying out their functions of overseeing and understanding many aspects of the Bank's business.
James M. Bernard. Mr. Bernard is a seasoned investment professional and holds the CFA designation. He is the senior vice president and fixed income portfolio manager for Ancora Advisors LLC. Mr. Bernard has also worked in a financial institution as an investment manager. Mr. Bernard's vast experience understanding financial market conditions and the challenges they may pose will help the board in addressing business issues.
Patrick C. Botts.  Mr. Botts has served as Executive Vice President of the Company and President and Chief Operating Officer of the Bank since November 2003.  During the years prior to that appointment, he had served as the Executive Vice President, Vice President of Human Resources, Marketing and Administration and Vice President of Retail Lending for the Bank and has been employed by the Bank since 1986.  Mr. Botts' many years of service in all areas of the Bank's operations and his duties as President of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces, and he is well suited to educating the Board on these matters.
Linn A. Crull.  Mr. Crull is a Certified Public Accountant and has been a member and managing partner of the accounting firm of Whitinger & Company, LLC, Muncie, Indiana, since 1979.  Mr. Crull has over 35 years of experience in public accounting, including conducting audits and preparing financial statements, and his knowledge of generally accepted accounting principles brings important technical expertise to the Board and was critical to his selection for service on the Board and as Chair of the Audit/Compliance Committee.  His years of providing business consulting services to a broad range of companies has provided him with knowledge of compensation issues that aids the Board and the Compensation Committee. His skills and experience as a member of a financial advisory firm provides insight into various investment vehicles that supports the Board and the Wealth Management Committee.
Wilbur R. Davis.  Mr. Davis currently serves as President of the Ball State Innovation Corporation, the technology transfer and commercialization arm of Ball State University.  Mr. Davis also served as co-founder and President of Ontario Systems, LLC, a computer software company located in Muncie, Indiana from 1980 until July, 2008 and Chairman until January 1, 2016.  He is the Chairman of the Board of Directors of the Company and the Bank, and as such, he serves on every committee of the board.  Mr. Davis brings management expertise, as well as information technology knowledge to the Board.  His participation in our local business community for over 30 years brings a knowledge of the local economy and business opportunities to the Bank.
David W. Heeter.  Mr. Heeter has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since 2003.  During the years prior to that appointment, he had served as Executive Vice President of the Company and the Bank and as Chief Operating Officer and Vice President of Human Resources, Marketing and Administration of the Bank.  He has been employed by the Bank since 1986.  Mr. Heeter's many years of service in all areas of the Bank's operations and his duties as Chief Executive Officer of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces, and he is well suited to educating the Board on these matters.
Brian C. Hewitt.  Mr. Hewitt is a former director of Universal Bancorp and BloomBank, a position he held from 2013 until its merger with the Company in February, 2018. Mr. Hewitt is currently a practicing attorney with the firm of Hewitt Law and Mediation LLC. Mr. Hewitt represents businesses and individuals in the areas of estate and trust planning and litigation as well as mediation, real estate, business and commercial law. His legal background will serve the Board as a resource for matters of real estate, contract law and business transactions.
William V. Hughes.  Mr. Hughes has served as a partner in the law firm of Beasley & Gilkison, LLP, Muncie, Indiana, since 1977.  That law firm serves as general counsel to the Bank.  Mr. Hughes brings extensive legal knowledge to the Board, particularly with respect to Indiana real property law, commercial transactions, trusts and estates and business litigation.  His legal background also serves the Board as a resource for matters of corporate governance and director responsibility. Mr. Hughes chairs the Wealth Management Committee.
Richard J. Lashley.  In 1996 Mr. Lashley became a co-founder and co-owner of PL Capital LLC, an investment management firm which specializes in the banking industry.  In addition, Mr. Lashley has served on multiple bank and thrift boards.  Mr. Lashley currently also serves as a director of Banc of California.  From June 2015 to February 2016, Mr. Lashley served as a director of Metro Bancorp, Inc. in Harrisburg, PA. From 2009 - 2013, Mr. Lashley served as a director of State Bancorp, Inc., in Jericho, New York. From 2011 - 2015, Mr. Lashley served as a director of BCSB Bancorp, Inc., in Baltimore, Maryland, and from 2008-2011, Mr. Lashley served as a director of Community FSB Holding Co., in Woodhaven, NY.  He worked for KPMG Peat Marwick, LLP from 1984-1996 where he provided professional accounting and financial advisory services to bank and thrift clients nationwide.  He is licensed as a CPA in New Jersey (status inactive). Mr. Lashley serves on the Compensation and the Audit Committee.
Edward C. Levy.  Mr. Levy has been an officer and owner of Freeman-Spicer Financial Services, Inc., a business finance and leasing company for more than five years and is a 50% owner and managing partner in two real estate partnerships.  During 2010, he became chairman of One-Touch Automation, Inc., a company engaged in home and business automation and security systems in Indiana.  He is a partner in CVM Productions, Inc., a video production company specializing in corporate marketing and advertising videos and live sports broadcasting for network distribution.  Mr. Levy is also president of Visible Electronics, Inc. a lighting and electronic company.  The company has also developed lifts for the RV Industry.  He had served as a director of MFB Corp. and its banking subsidiary for three years prior to their acquisition by the Company in 2008.  Mr. Levy's extensive knowledge of investments, insurance and these regulated industries supports the Board's and Wealth Management Committee's knowledge in these areas.  He also brings that understanding of regulations to the Audit/Compliance Committee.  Mr. Levy's background in finance, real estate and management is also important to his service on our Audit/Compliance Committee.
Michael J. Marien.  Mr. Marien is employed by R. W. Baird, a registered broker/dealer and investment advisor firm.  He has an active FINRA Series 7 License and Series 66 Indiana License.  He retired in 2009 as

Account Manager for IT/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), after 40 years of service.  He had served as a director of MFB Corp. and its banking subsidiary for 21 years and was chairman of the board of MFB Corp. for five years prior to the acquisition by the Company in 2008.  Mr. Marien brings his prior knowledge of the Wealth Management business of MFB Corp. to his service on our Wealth Management Committee and Compensation Committee.  His participation in our local business community for over 30 years brings knowledge of the local economy and business opportunities to the Bank.
James D. Rosema.  Mr. Rosema is the founder and was the President of Rosema Corporation, an interior finishing company located in Muncie, Fort Wayne, and South Bend, Indiana, from 1972 until his retirement in 2012.  This successful business has had approximately $35 million in revenue each year and currently has 220 employees.  Mr. Rosema brings to the Board over 40 years of management and administrative skills, extensive experience in real estate development and construction, especially in the communities we serve.  He also has experience in sales, personnel management and human resource matters from his outside business experience.
Charles J. Viater.  Mr. Viater has served as Senior Vice President of the Company and Regional President of the Bank since July 2008.  He had served as president, chief executive officer and a director of MFB Corp. and its banking subsidiary for 13 years prior to their acquisition by the Company in 2008.  Prior to its acquisition by the Company, MFB Corp. had $500 million in assets and was operated under the leadership of Mr. Viater.  Mr. Viater's over 30-year background in bank operations and knowledge of the local communities we now serve after the MFB Corp. acquisition are important to the Board.  He has training as a CPA.
Director Compensation
The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve as non-employee directors of the Company and the Bank.  Each director of the Company also is a director of the Bank.  Directors are not compensated separately for their service on the Company's Board of Directors.  In setting director compensation, the Board of Directors considers the significant amount of time and level of skill required for service on the Boards of the Company and the Bank, particularly due to the duties imposed on directors of public companies and financial institutions.  The types and levels of director compensation are annually reviewed and set by the Compensation Committee and ratified by the full Board of Directors.
For the year ending December 31, 2017, each director received an annual fee of $34,000 for serving on the Bank's Board of Directors, except for Messrs. Heeter, Botts, and Viater, who were compensated as executive officers of the Bank and are not separately compensated as directors.  Mr. Davis receives an additional $10,000 per year for serving as Chairman of the Board of Directors; Mr. Crull receives an additional $5,000 for serving as the Chairman of the Audit/Compliance Committee; Mr. McVicker receives an additional $3,000 for serving as Chairman of the Compensation Committee; and Mr. Hughes receives an additional $3,000 for serving as the Chairman of the Wealth Management Committee.  In addition, each director receives $200.00 per Board committee meeting attended and the Audit/Compliance Committee members receive $400.00 per meeting attended. No stock options were granted to directors in 2017.
The Bank maintains deferred compensation arrangements with some directors, which allowed them to defer all or a portion of their Board fees earned before September 2008 and earn interest on deferred amounts at the rate of 10% per year, which rate was set at the inception of the plan in 1993 and was not an above-market rate at that time.  Participants receive the deferred amounts as income when they are no longer serving as active directors.  The participant may choose to receive the deferred payments in a lump sum or in annual installments for 15 years beginning at age 70.
Mr. McVicker has a Director Shareholder Benefit Plan with the Company as a result of the Bank's 2000 acquisition of another financial institution with which he was affiliated.  This plan operates in the same fashion as MutualBank's Executive Benefit Plan, except that Director McVicker qualifies to receive the retirement benefits at the earlier of age 70 or the termination of his service as a director of MutualBank.  During 2017, $15,224 was accrued under Mr. McVicker's Director Shareholder Benefit Agreement.  This plan provides for earlier payouts for disability, for continued payouts as death benefits and for immediate funding and payment upon a change in control of MutualBank that terminates his service as a director.

Messrs. Levy and Marien were parties to director fee continuation agreements with the institution acquired in 2008, which were assumed by the Company.  Those agreements provided that if the director retired after attaining age 72 and had served as a director for at least five years, he would be entitled to an annual retirement benefit for five years (or 10 years, if the director had more than 10 years of service) equal to 50% of the total fees paid to him during the last plan year before ending service.  These agreements also provided that, in the event of a change in control followed within 24 months by a termination of service as a director prior to age 72, the director would be entitled to receive the present value of the normal retirement benefit (without regard to years of service) paid in a lump sum.

Director Compensation Table for 2017
The following table provides compensation information for each member of our Board of Directors during the year ending December 31, 2017 (except for Messrs. Heeter, Botts and Viater, whose compensation is reported as named executive officers).  All prior stock options and restricted stock awards to non-officer directors were fully vested at December 31, 2017, and no stock option or restricted stock awards were granted to non-officer directors during 2017.
Name	Fees Earned or Paid in Cash	Option Awards	Change in Pension Value and Non Qualified Deferred Compensation Earnings(1)	All Other Compensation(2)	Total
Linn A. Crull(3)	$42,600	---	$33,220	---	$ 75,820
Wilbur R. Davis(4)	$47,000	---	$54,327	---	$101,327
William V. Hughes(5)	$38,200	---	---	---	$ 38,200
Richard J. Lashley(6)	$32,767	---	---	---	$ 32,767
Edward C. Levy (7)	$36,800	---	---	---	$ 36,800
Michael J. Marien(8)	$36,000	---	---	---	$ 36,000
Jerry D. McVicker(9)	$40,000	---	---	$15,224	$ 55,224
James D. Rosema(10)	$35,000	---	$62,100	---	$ 97,100
James R. Schrecongost(11)	$36,200	---	---	---	$ 36,200
_______________________
(1)	Amounts reported for Messrs. Crull, Davis and Rosema reflect only the above-market earnings on their deferred compensation accounts.

(2)
No director received personal benefits or perquisites exceeding $10,000 in the aggregate with the exception of Mr. McVicker who received $15,224 under the Director Shareholder Benefit Plan. The earnings on each director's deferred compensation account, excluding the above-market earnings reported in the preceding column, are reported in the footnotes below.

(3)
Fees paid include $3,600 for committee meetings attended and $5,000 as audit committee chair.  As of December 31, 2017, Mr. Crull owned exercisable options for 5,000 shares of Company stock.  Mr. Crull's other 2017 earnings on his deferred compensation account were $15,065.

(4)
Fees paid include $3,000 for committee meetings attended and $10,000 as chairman fee.  As of December 31, 2017, Mr. Davis owned exercisable options for 5,000 shares of Company stock.  Mr. Davis' other 2017 earnings on his deferred compensation account were $24,636.

(5)
Fees paid include $1,200 for committee meetings attended and $3,000 as Wealth Management Committee Chair.  As of December 31, 2017, Mr. Hughes owned exercisable options for 5,000 shares of Company stock.

(6)	Fees paid include $1,600 for committee meetings attended.

(7)	Fees paid include $2,800 for committee meetings attended. As of December 31, 2017, Mr. Levy owned exercisable options for 5,000 shares of Company stock.

(8)	Fees paid include $2,000 for committee meetings attended. As of December 31, 2017, Mr. Marien owned exercisable options for 5,000 shares of Company stock.

(9)
Fees paid include $3,000 for committee meetings attended and $3,000 as Compensation Committee chair.  This amount shown under "All Other Compensation" reflects the accrual under Mr. McVicker's Director Shareholder Benefit Agreement.  As of December 31, 2017, Mr. McVicker did not own exercisable options.

(10)
Fees paid include $1,000 for committee meetings attended.  As of December 31, 2017, Mr. Rosema did not own exercisable options. Mr. Rosema's other 2017 earnings on his deferred compensation account were $28,162.

(11)	Fees paid include $2,200 for committee meetings attended. As of December 31, 2017, Mr. Schrecongost owned exercisable options for 5,000 shares of Company stock.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons
The Company and the Bank may engage in transactions or series of transactions with our directors, executive officers and certain persons related to them.  Except for loans by the Bank, which are governed by a separate policy, these transactions are considered "related party" transactions under applicable regulations of the SEC and are subject to review and approval of the Audit/Compliance Committee and ratification by the Board of Directors.  All other transactions with executive officers, directors and related persons are approved by the Board of Directors.  During 2017, the only transaction or series of transactions of this nature that exceeded $120,000 involved the law firm that has been retained as MutualBank's general counsel for decades.  Director Hughes is a 10% owner and partner in the law firm of Beasley & Gilkison LLP, which received a $72,000 retainer fee in 2017 to advise the Bank on certain contract, employment, trust, regulatory, real estate and certain litigation matters.  It also received $116,332 in fees for the professional services rendered on an hourly basis on mortgage foreclosure, collection, estate claim, bankruptcy, loan service and other litigation matters during the year ending December 31, 2017.  These fees were more than 5% of the total fees earned by the firm in 2017.
The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.  These loans to directors and executive officers are not made at preferential rates; however, certain closing fees are waived.  No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below-market interest rates exceeding $120,000 in the aggregate since December 31, 2017.  Loans to all directors and executive officers and their associates totaled approximately $11.4 million at December 31, 2017, which was approximately 7.6% of the Company's consolidated stockholders' equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at December 31, 2017.
BOARD OF DIRECTORS' MEETINGS AND COMMITTEES AND
CORPORATE GOVERNANCE MATTERS
Board Meetings, Independence and Ethics Code
Meetings of the Company's Board of Directors are generally held on a monthly basis. The Company's Board of Directors held 12 regular meetings and one special meeting during the year ending December 31, 2017.  During 2017, each of the directors of the Company attended 80% or more of the aggregate of the total number of Board meetings and the total number of meetings of the Board committees on which the director served.  Generally, all directors attend each annual meeting of stockholders, and all but one of our directors attended last year's annual meeting.
The Board has determined that Directors Crull, Davis, Hewitt, Lashley, Levy, Marien, McVicker, Rosema and Schrecongost, who constitute a majority of our Board members, are "independent directors," as that term is defined in the NASDAQ listing standards.  Among other things, when making this determination, the Board considers each director's current or previous employment relationships and material transactions or relationships with the Company or the Bank, members of their immediate family and entities in which the director has a significant interest.  The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.  Among other matters, in reaching its determination on independence, the Board considered the fact that certain of the directors or their affiliates have borrowed money from the Bank.  See "Election of Directors - Business Relationships and Transactions with Executive Officers, Directors and Related Persons."
Stockholders may communicate directly with the Board of Directors by sending written communications to Wilbur R. Davis, Chairman of the Board, MutualFirst Financial, Inc., 110 E. Charles Street, Muncie, Indiana  47305-2400.
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees.  You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 110 E. Charles Street, Muncie, Indiana  47305-2400 or by calling (765) 747-2800.  In addition, the

Code of Business Conduct and Ethics was filed with the SEC as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ending December 31, 2003, and is available at http://www.bankwithmutual.com/conduct.
Board Leadership Structure and Risk Oversight
As noted above, the positions of Chairman of the Board of the Company and Chief Executive Officer and President of the Company are held by separate persons.  This has been the case since the Company was formed.  The Board believes this structure is appropriate for the Company and the Bank because it creates a clear line between management by the executive management and oversight of management by the Board of Directors, led by the Chairman.
Committees of the Board of Directors
The Board of Directors of the Company has standing Audit/Compliance, Compensation, Wealth Management and Nominating Committees.  The Board of Directors has adopted written charters for the Audit/Compliance Committee, the Compensation Committee and the Nominating Committee.  Copies of the charters for the Audit/Compliance Committee, Compensation Committee and the Nominating Committee are available on our website at http://www.bankwithmutual.com/Committees.  You also may obtain a copy of these committee charters free of charge by writing to the Corporate Secretary, MutualFirst Financial, Inc., 110 E. Charles Street, Muncie, Indiana  47305-2400 or by calling (765) 747-2800.
Audit/Compliance Committee
The Audit/Compliance Committee is comprised of Directors Crull (Chairman), Davis, Levy, Lashley and McVicker, all of whom are "independent directors" under the NASDAQ listing standards.  No member of the Audit/Compliance Committee had any relationship with the Company or the Bank requiring disclosure under Item 404 of SEC Regulation S-K, which requires the disclosure of certain related person transactions.  The Board of Directors has determined that Directors Crull, Lashley and Levy each is an "audit committee financial expert" as defined in Item 407(e) of Regulation S-K of the SEC and that all of the Audit/Compliance Committee members meet the independence and financial literacy requirements under the NASDAQ listing standards.  In 2017, the Audit/Compliance Committee met four times.
The Audit/Compliance Committee is responsible for hiring, terminating and/or reappointing the Company's independent auditor and for reviewing the annual audit report prepared by our independent registered public accounting firm.  The functions of the Audit/Compliance Committee also include:
•	approving non-audit and audit services to be performed by the independent registered public accounting firm;
•	reviewing and approving all related party transactions for potential conflict of interest situations;
•	reviewing and assessing the adequacy of the Audit/Compliance Committee Charter on an annual basis;
•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;
•	ensuring the existence of effective accounting and internal control systems; and
•	overseeing the entire audit function of the Company, both internal and independent.
Compensation Committee
The Compensation Committee is comprised of seven independent directors, Directors McVicker (Chairman), Lashley, Crull, Davis, Marien, Rosema and Schrecongost. No member of the Compensation Committee had any relationship with the Company or the Bank requiring disclosure under Item 404 of SEC Regulation S-K, which requires the disclosure of certain related person transactions.  The Compensation Committee is responsible for:
•
determining compensation to be paid to its officers and employees, which are based, in part, on the recommendations of Messrs. Heeter and Botts, except that compensation paid to Mr. Heeter is determined based on the recommendation of a majority of the independent directors, and neither Mr. Heeter nor Mr. Botts are present during voting or deliberations concerning their compensation;

•	overseeing the administration of the employee benefit plans covering employees generally;
•	administering the Company's cash and equity compensation incentive plans;
•	setting Board and Board committee fees; and
•	reviewing our compensation policies and programs.
The Company's Compensation Committee met five times during the year ending December 31, 2017. The Compensation Committee does not delegate its authority to any one of its members or any other person.  The Compensation Committee did not retain any compensation consultants in 2017 to determine or recommend the level or form of director or executive compensation. The Compensation Committee also reviews our incentive compensation plans to determine if they encourage undue or unnecessary risk or the manipulation of earnings.
Nominating Committee
The Nominating Committee is comprised of Directors Davis (Chairman), Crull, Lashley, Levy, McVicker, Marien and Schrecongost.  The Nominating Committee is primarily responsible for selecting nominees for election to the Board.  The Nominating Committee generally meets once per year to make nominations.  The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures in the Company's bylaws, but the Nominating Committee has not actively solicited such nominations.  The Nominating Committee has the following responsibilities under its charter:
•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
•
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company's charter and bylaws;
•	consider and evaluate nominations from stockholders using the same criteria as all other nominations;
•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.
As noted above, the Nominating Committee Charter provides for a number of criteria that are considered when selecting new members of the Board.  Those criteria, as well as viewpoint, skill, race, gender and national origin, are considered by the Nominating Committee and the Board when seeking to fill a vacancy or a new seat on the Board in order to consider diversity on our Board of Directors.
Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1.09 of the Company's bylaws.  In general, to be timely, a stockholder's notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; however, if less than 100 days' notice of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made.  The stockholder's notice must include the information set forth in Article I, Section 1.09 of the Company's bylaws, which includes the following:
•
as to each person whom a stockholder proposes to nominate for election as a director: all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

•
as to the stockholder giving the notice: the name and address of the stockholder as they appear on the Company's books and the number of shares of the Company's common stock beneficially owned by the stockholder.

This description is a summary of our nominating process.  Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's charter and bylaws and in Maryland law.  During the year ending December 31, 2017, the Nominating Committee was responsible for selecting director nominees and met one time with respect to the selection of director nominees.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we have considered in making those decisions.  Following this section, you will find a series of tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our "named executive officers."

David W. Heeter – President and Chief Executive Officer
Christopher D. Cook – Chief Financial Officer
Patrick C. Botts – Executive Vice President
Charles J. Viater – Senior Vice President
Christopher L. Caldwell – Senior Vice President, MutualBank

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Philosophy and Objectives of Compensation Program
The Compensation Committee has established a broad-based compensation program to address compensation for directors, executive officers and other employees.  The overall goals of this compensation program help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals and link the compensation of its executives to the Company's success.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team.  Our compensation philosophy is based on established principles for all pay practices and aligns with our corporate values, which are to conduct our business with character, compassion, class and competition.  We reflect these values in our compensation by ensuring competitive and fair practices.  Our overriding principles in setting types and amounts of compensation are:
•	Merit/Performance Based – Individual compensation is linked to the successful achievement of performance objectives.
•	Market Competition – Total compensation that attracts, retains and motivates our top performers at a competitive level in our market.
•
Stockholder Balance – Compensation components that align the interests of key management, especially the named executive officers, with those of our stockholders in furtherance of our goal to increase stockholder value.

The Company implements this philosophy by using a combination of cash and stock-based compensation, benefits and perquisites to attract and retain qualified persons to serve as executive officers of the Company and the Bank.  Our compensation program seeks to reach an appropriate balance between base salary (to provide competitive fixed compensation), incentive opportunities in performance-based cash bonuses (to provide rewards for meeting performance goals) and equity compensation (to align our executives' interests with our stockholders' interests).
The Compensation Committee and the Board have established a variable incentive compensation program that provides for cash incentive payments to designated executives of the Company, including the five named executive officers, based on Company performance, as reflected in basic earnings per share ("Basic EPS") for each fiscal year (see "- Non-Equity Incentive Plans").  In addition, in 2008, the stockholders approved a stock option plan that authorizes the Compensation Committee to award options to directors, officers and other employees (see "- Equity Incentive Plan").  Stock options encourage our executives to own and retain a meaningful stake in the Company's common stock, thereby aligning their long-term interests with those of our stockholders.  Both of these compensation programs encourage our executive officers to achieve the Company's financial and other performance goals.

Each executive officer of the Company also is an executive officer of the Bank.  Executive officers are not compensated separately for their service to the Company.  The Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each executive's position, taking into account the complexity of our business as a regulated public company and financial institution.
The Company provides benefits, including health care benefits, to all employees to attract and retain highly effective executives and other employees with an opportunity to maintain a quality standard of living over time and to have access to health care.  These benefits are administered consistently to all levels of the organization.  All employees share in the cost of health benefits based on the coverage they select.  In addition, employees share the cost of their health insurance premiums based on their compensation level.  Available health care benefits are commensurate with that available in our market area. In addition, the Company provides various perquisites designed to enhance the success of the Company.
Components of Executive Compensation.
The components of our compensation program are as follows:

Base Salary.  A base salary is established for each executive to reflect the potential contribution of the executive to the achievement of the Bank's business objectives and to be competitive with base salaries paid by other comparable financial institutions.  The level of each executive officer's base salary is designed to reward performance for carrying out the required day-to-day activities and responsibilities of each officer's position.  The Committee utilizes outside resources to ascertain appropriate base salaries for our officers and other employees.  The Committee also is cognizant of the salaries paid by other non-financial institution companies in the Bank's market area with which it believes the Bank competes for executives.  Through its merit increase planning guide, the Bank increases salaries based upon competitive market conditions, the Bank's past and expected financial performance and the individual employee's performance.  Base salary is the largest element of the Company's compensation program because it fairly compensates individuals for fulfilling their daily responsibilities and obligations.

Annual Incentive Cash Bonus Compensation.  The MutualBank 2017 Executive Variable Compensation Plan provided for cash incentive payments to designated executives of the Company, including the five named executive officers.  This cash incentive plan provides for one-time payments to the designated executives based on the Company's 2017 Basic EPS.  Under the plan, cash payments were calculated as a percentage of 2017 base salary, with the appropriate percentage determined by whether a targeted Basic EPS level was met for 2017.  For the named executive officers of the Company, the plan established seven designated Basic EPS levels (including the Company's target Basic EPS based on its 2017 budget) based upon internal forecasts for the performance of the Company and a range of percentage of salary cash incentive payments for meeting these designated Basic EPS levels based upon each officer's anticipated contribution to that performance.  For additional information, see "Non-Equity Incentive Plans."
Equity Compensation.  The Company has utilized equity compensation in the form of stock options and restricted stock to align the interests of our named executive officers with our shareholders and to reward those individuals' contributions to our franchise value over time.
The Company established a 2008 Stock Option and Incentive Plan providing for the award of options or stock appreciation rights for up to 352,741 shares of our common stock.  This plan is administered by the Compensation Committee.  There are 58,003 options available for award remaining under this plan.
Benefits.  The Company provides benefits to all employees with an opportunity to maintain a quality standard of living over time and to have access to health care.  These benefits help us to attract and retain highly effective executives and other employees.  These welfare benefits are administered consistently to all levels of the organization.  All employees share in the cost of health benefits based on the coverage they elect.  Health insurance premiums are paid by the Bank based on employee compensation levels.  Available health care benefits are commensurate with that available in our market area.
The Company has designed retirement plans or programs to ensure our employees have adequate income levels after employment.  The Company maintains a KSOP, which is subject to Department of Labor and IRS requirements.  The Compensation Committee determines the amount of Company contributions to the 401(k) portion of the plan for all employees.  It has been the Company's practice to contribute 100% of the first 4% contributed by a participant and a matching 50% for the next 2% contributed providing for a total of a 5% contribution on behalf of MutualBank for those employees choosing to contribute 6% or more. The employee stock ownership plan component of the plan ("ESOP") was designed to ensure all employees have a vested interest in the success of the Company.  The ESOP purchased shares of the Company's stock in 1999, which were allocated to employees annually over 15 years.  This plan was funded by the Company to help provide retirement income for non-executive employees at normal retirement age of approximately 60% to 70% of pre-retirement income for employees that dedicate their career to the Company.
Because tax-qualified plans limit funding for certain highly compensated employees and are not available to directors, the Company has established other retirement compensation plans for those individuals.  Certain officers, including some of the named executive officers, and certain directors are entitled to defer compensation under nonqualified plans.  The deferred compensation plan for executive officers enables them to supplement their retirement income under our qualified plans to provide them with approximately 10% of their salary at retirement as retirement income, if and to the extent they participate in the program.  For additional information regarding these plans, see "Non-Qualified Deferred Compensation – Executive Deferred Compensation Agreements" and "Director Compensation."  The Company also maintains an Executive Benefit Plan for key employees, including some of the named executive officers.  See "Retirement Plans" for more information about the Executive Benefit Plan.  The deferred compensation program and Executive Benefit Plan are designed to provide career executive officer retirees, in conjunction with Social Security, tax qualified retirement plans and the ESOP, with approximately 70% of their pre-retirement income.
Four of our named executive officers have three-year employment agreements that provide for special payments to the executives in case of a change in control of the Company or an involuntary termination of the executive for other than cause (as defined in the agreements). One of our named executive officers has a change in control agreement in which he will receive a payment in the event of a change in control of the Company. These agreements are common benefits for executives of publicly traded financial institutions, and the Company believes they are important in order to attract and retain qualified executive management.  Certain of our benefit plans also provide for accelerated payments or other benefits upon a change in control of the Company or an involuntary termination of the executive for other than cause.  See "Potential Termination and Change in Control Payments."
Perquisites.  The Company provides perquisites designed to enhance the success of the Company.  Executive officer education is provided at industry conferences, seminars and schools, sometimes with spousal travel expenses.  Dues to country clubs, social clubs and service organizations are paid to encourage community involvement and build business relationships.  Messrs. Heeter, Botts, Viater and Caldwell receive a car allowance, and the value of the allowance is included in their taxable income.
Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determine our median employee based on salary (annualized in the case of full and part-time employees (excluding the Chief Executive Officer) as of December 31, 2017. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2017 was $44,764. As disclosed in the Summary Compensation table appearing on page 26, our Chief Executive Officer's annual total compensation for 2017 was $649,146. Based on the foregoing, our estimate of the ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 14.5 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

Accounting Impact

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

Tax Impact

Section 162(m) of the Internal Revenue Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year.

The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual's "base amount" are deemed to be "excess parachute payments." Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" for the year ended December 31, 2017.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is furnished by the Compensation Committee of the Board of Directors.

Jerry D. McVicker (Chairman)
Linn A. Crull
Wilbur R. Davis
Richard J. Lashley
Michael J. Marien
James D. Rosema
James R. Schrecongost

Summary Compensation Table

The following table sets forth information concerning the compensation earned in 2017, 2016 and 2015 by our principal executive officer, principal financial officer and the next three most highly compensated executive officers.
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Values and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)		Total

David W. Heeter	2017	$400,000			$182,571	$18,974	$47,601	(6)	$649,146
President and Chief	2016	$385,000	---	---	$179,025	$17,456	$46,293	(7)	$627,774
Executive Officer	2015	$365,000	---	---	$186,150	$17,405	$50,670	(8)	$619,225

Christopher D. Cook	2017	$242,000			$73,637		$17,402	(9)	$333,039
Chief Financial Officer	2016	$232,500	---	---	$72,075	---	$16,442	(10)	$321,017
2015		$220,000	---	---	$70,400	---	$17,558	(11)	$307,958

Patrick C. Botts	2017	$328,000			$116,909	$14,554	$37,970	(12)	$497,433
Executive Vice	2016	$315,000	---	---	$114,975	$13,390	$38,411	(13)	$481,776
President	2015	$300,000	---	---	$120,000	$13,350	$39,334	(14)	$472,684

Charles J. Viater	2017	$307,000			$93,416		$35,532	(15)	$435,948
Senior Vice President	2016	$298,000	---	---	$92,380	---	$35,344	(16)	$425,724
of the Company	2015	$288,000	---	---	$92,160	---	$35,614	(17)	$415,774

Christopher L. Caldwell	2017	$198,000			$50,349		$30,254	(18)	$278,603
Senior Vice President	2016	$175,000	---	---	$45,500	---	$26,744	(19)	$247,244
of the Bank	2015	$155,000	---	---	$39,525	---	$12,107	(20)	$206,632

(Footnotes are on next page.)

________________________
(1)	Bonus amounts are reported under the "Non-Equity Incentive Plan Compensation" column.
(2)	No Options were awarded in fiscal 2017, 2016 and 2015.
(3)
Amount reflects payments to the named executive officers under the MutualBank Executive Variable Compensation Plan for 2017, 2016 and 2015, respectively (see "- Non-Equity Incentive Plan Compensation").

(4)
Amount reported reflects MutualBank's contributions to and/or the above-market earnings on amounts in each named executive officer's Executive Deferred Compensation Agreement account.  Above-market earnings are that portion of the earnings that are at rates in excess of the applicable federal long-term rate under the Internal Revenue Code that corresponds most closely to the rate in the plan at the time it was established.

(5)
Includes amounts accrued under the Executive Benefit Plan, Bank contributions under its 401(k) plan, term life insurance premiums paid by MutualBank on behalf of the officers and ESOP allocations.  In addition, for Mr. Viater, it includes contributions to the Salary Continuation Agreement, which provides him with retirement income.  See "- Retirement Plans."  There were no ESOP allocations made in 2017.

(6)
The amount includes $14,028 contributed under the Executive Benefit Plan, $12,881 in contributions by MutualBank under its 401(k) plan, $2,322 in term life insurance premiums paid by MutualBank on behalf of Mr. Heeter, and $18,370 in perquisites, consisting of $14,400 for a car allowance and $3,970 for country club dues.

(7)
The amount includes $12,595 contributed under the Executive Benefit Plan, $12,977 in contributions by MutualBank under its 401(k) plan, $2,322 in term life insurance premiums paid by MutualBank on behalf of Mr. Heeter, and $ 18,399 in perquisites, consisting of $14,400 for a car allowance and $3,999 for country club dues.

(8)
The amount includes $17,938 contributed under the Executive Benefit Plan, $13,250 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Heeter, and $18,240 in perquisites, consisting of $14,400 for a car allowance and $3,840 for country club dues.

(9)
The amount includes a $12,911 contribution by MutualBank under its 401(k) plan, $521 in term life insurance premiums paid by MutualBank on behalf of Mr. Cook, and $3,970 in perquisites, consisting of country club dues.

(10)
The amount includes a $11,945 contribution by MutualBank under its 401(k) plan, $498 in term life insurance premiums paid by MutualBank on behalf of Mr. Cook, and $3,999 in perquisites, consisting of country club dues.

(11)
The amount includes a $13,250 contribution by MutualBank under its 401(k) plan, $468 in term life insurance premiums paid by MutualBank on behalf of Mr. Cook, and $3,840 in perquisites, consisting of country club dues.

(12)
The amount includes $8,194 contributed under the Executive Benefit Plan, $10,164 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Botts, and $18,370 in perquisites, consisting of $14,400 for a car allowance and $3,970 for country club dues.

(13)
The amount includes $7,358 contributed under the Executive Benefit Plan, $11,412 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Botts, and $18,399 in perquisites, consisting of $14,400 for a car allowance and $3,999 for country club dues.

(14)
The amount includes $6,602 contributed under the Executive Benefit Plan, $13,250 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Botts, and $18,240 in perquisites, consisting of $14,400 for a car allowance and $3,840 for country club dues.

(15)
The amount includes a $12,884 in contributions by MutualBank under its 401(k) plan, $3,883 in term life insurance premiums paid by MutualBank on behalf of Mr. Viater, and $18,765 in perquisites, consisting of $14,400 for a car allowance and $4,365 for country club dues.

(16)
The amount includes a $12,948 in contributions by MutualBank under its 401(k) plan, $3,856 in term life insurance premiums paid by MutualBank on behalf of Mr. Viater, and $18,540 in perquisites, consisting of $14,400 for a car allowance and $4,140 for country club dues.

(17)
The amount includes a $13,250 in contributions by MutualBank under its 401(k) plan, $3,824 in term life insurance premiums paid by MutualBank on behalf of Mr. Viater, and $18,540 in perquisites, consisting of $14,400 for a car allowance and $4,140 for country club dues.

(18)
The amount includes a $10,929 contribution by MutualBank under its 401(k) Plan, $955 in term life insurance premiums paid by MutualBank on behalf of Mr. Caldwell, and $18,370 in perquisites, consisting of $14,400 for a car allowance and 3,970 for country club dues.

(19)
The amount includes a $7,549 contribution by MutualBank under its 401(k) Plan, $718 in term life insurance premiums paid by MutualBank on behalf of Mr. Caldwell, and $3,840 in perquisites, consisting of country club dues.

(20)
The amount includes a $7,963 contribution by MutualBank under its 401(k) Plan, $739 in term life insurance premiums paid by MutualBank on behalf of Mr. Caldwell, $4,914 in ESOP allocations and $3,890 in perquisites, consisting of country club dues.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2017.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards: Number
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	of Securities Under- lying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)

David W. Heeter	n/a	$48,000	$180,000	$240,000	---	---	---	---	---	---	---

Christopher D. Cook	n/a	$19,360	$72,600	$96,800	---	---	---	---	---	---	---

Patrick C. Botts	n/a	$32,800	$114,800	$164,000	---	---	---	---	---	---	---

Charles J. Viater	n/a	$24,560	$92,100	$122,800	---	---	---	---	---	---	---

Christopher L. Caldwell	n/a	$6,930	$49,500	$69,300	---	---	---	---	---	---	---
__________________
(1)
For each named executive officer, represents the threshold (i.e. lowest), target and maximum amounts that were potentially payable for 2017 under the Company's Executive Variable Compensation Plan.  The amounts earned under these awards for 2017 are reflected in the Summary Compensation table under the "Non-Equity Incentive Plan Compensation" column.

Equity Incentive Plans
Our 2008 Stock Option and Incentive Plan is a stock-based compensation plan designed to reward directors, regional (advisory) directors, officers and employees for service with a proprietary interest in the Company and to encourage such individuals to remain with the Company.  It provides for the award of stock options or stock appreciation rights for up to 352,741 shares of our common stock and provides for the award of incentive stock options to qualifying employees under the federal tax laws.  The Compensation Committee administers this plan, determines employee eligibility, grants awards and sets the terms of awards.  Awards are discretionary and are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company.  The exercise price of options awarded must be no less than the fair market value of a share of the Company's common stock on the date of grant.  Options that are not exercisable become immediately exercisable at the time of a change in control or of a tender or exchange offer for the Company's shares.  Upon any termination of service, unexercised options remain exercisable for the lesser of three months or the remaining term of the option and all unvested options are lost.  This plan will be in place for 10 years and all awards under the plan may not have a term in excess of 10 years.  58,003 shares are available for future awards under this plan

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information for each named executive officer concerning stock options held at December 31, 2017.
	Options Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable

David W. Heeter	40,000	---	$7.05	12/21/2026	---	---	---	---
					---	---	---	---

Christopher D. Cook	11,538	---	$6.93	12/21/2021	---	---	---	---
	21,462	---	$7.05	12/21/2026	---	---	---	---

Patrick C. Botts	15,000	---	$6.93	12/21/2021	---	---	---	---
	40,000	---	$7.05	12/21/2026	---	---	---	---

Charles J. Viater	40,000	---	$7.05	12/21/2026	---	---	---	---

Christopher L. Caldwell					---	---	---	---
	7,000	---	$11.37	12/19/2022	---	---	---	---

Option Exercises and Stock Vested in 2017
The following table sets forth certain information with respect to the exercise of stock options and vesting of restricted stock for each named executive officer during the year end December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

David W. Heeter	25,515	$236,602	---	---

Christopher D. Cook	---	---	---	---

Patrick C. Botts	11,646	$109,478	---	---

Charles J. Viater	---	---	---	---

Christopher L. Caldwell	---	---	---	---

________________________
(1)	Value realized on exercise represents the excess of the fair market value of the shares acquired at exercise over the exercise price of the option.
(2)	Value realized on vesting represents the fair market value of the shares on the vesting date.
Equity Compensation Plan Information
The following table summarizes our equity compensation plans as of December 31, 2017.
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	---	---	58,003(1)

Equity compensation plans not approved by security holders	---	---	---
____________________
(1)	Represents number of shares available for future grants under our 2008 Stock Option and Incentive Plan.
Non-Equity Incentive Plans
In March 2017, based on a recommendation from its Compensation Committee, the Board of Directors of the Company approved the MutualBank 2017 Executive Variable Compensation Plan, which provided for cash incentive payments to designated executives of the Company, including the five named executive officers.  This cash incentive plan provides for one-time payments to the designated executives based on the Company's 2017 Basic EPS.  Under the plan, cash payments would be calculated as a percentage of 2017 base salary, with the appropriate percentage determined by whether a targeted Basic EPS level was met for 2017.  For the named executive officers of the Company, the plan established seven designated Basic EPS levels (including the Company's target Basic EPS based on its 2017 budget) based upon internal forecasts for the performance of the Company and a range of percentage of salary cash incentive payments for meeting these designated Basic EPS levels based upon each officer's anticipated contribution to that performance as follows:

Name	2017 Base Salary	Range of Possible Incentive Payments As a Percentage of Base Salary
David W. Heeter	$400,000	12.0% to 60.0%
Christopher D. Cook	$242,000	8.0% to 40.0%
Patrick C. Botts	$328,000	10.0% to 50.0%
Charles J. Viater	$307,000	8.0% to 40.0%
Christopher L. Caldwell	$198,000	3.5 % to 30.0%

The Company's Basic EPS for 2017 was $1.67, which was a Basic EPS level that entitled the named executive officers to a cash payment under the plan.  Messrs. Heeter, Cook, Botts, Viater and Caldwell qualified for an incentive cash payment of 45.6%, 30.4%, 35.6%, 30.4% and 25.4%, respectively of his 2017 base salary.  The Compensation Committee and the Board determined that payments at that level were appropriate and awarded Messrs. Heeter, Botts, Viater, Cook and Caldwell cash payments of $182,571; $73,637, $116,909; $93,416 and $50,349 respectively, for 2017, which payments were made in early 2018.
In March 2018, based on a recommendation from its Compensation Committee, the Board of Directors of the Company approved a draft of the MutualBank Executive Variable Compensation Plan, which provides for annual cash incentive payments to designated executives of the Company, including its five named executive officers.  This cash incentive plan provides for potential one-time payments to the designated executives based on the Company's Basic EPS for each year.  Under the plan, cash payments are calculated as a percentage of base salary for the year, with the appropriate percentage determined by whether and what targeted Basic EPS level is met that year.  Each year, the Compensation Committee designates the Basic EPS targets based upon internal forecasts for the performance of the Company and related percentage of salary bonuses levels based upon each officer's anticipated contribution to that performance for the current year.  For the named executive officers of the Company in 2018, the Compensation Committee established seven designated Basic EPS levels (one of which is based on the Company's 2018 target performance) and a range of percentage of salary cash incentive payments for meeting each Basic EPS level as follows:
Name	2018 Base Salary	Range of Possible Incentive Payments As a Percentage of Base Salary
David W. Heeter	$414,000	12.0% to 60.0%
Christopher Cook	$256,000	8.00% to 40.0%
Patrick C. Botts	$340,000	10.0% to 50.0%
Charles J. Viater	$316,000	8.00% to 40.0%
Christopher L. Caldwell	$206,000	3.50% to 35.0%

The plan does not create any vested rights in the participants and may be modified, repealed or discontinued at any time by the Board of Directors.  In addition, the plan includes a clawback requiring repayment to the extent any payment made is later determined to have been based on performance measurements that are subsequently deemed to be inaccurate due to misstatement or misrepresentation.
Nonqualified Deferred Compensation
The Bank maintains an executive deferral program for the benefit of designated senior executives, including Messrs. Heeter and Botts, to supplement their retirement earnings to provide them with approximately another 10% of their expected salary at retirement as additional annual retirement income, after Social Security benefits, ESOP shares and income from all retirement plans of the Bank, to the extent they chose to participate in the program.  Pursuant to the agreements under the program, key executives have been provided an additional opportunity to defer, at their choice, 1% to 15% of their base salary into a non-qualified deferral program.  For each participant, the Bank matched $.50 of every dollar deferred, up to a maximum match established in each person's agreement.  The Bank also pays interest on each account at a rate of 10%, which rate was set at the inception of the plan in 1993 and was not an above-market rate at that time.  Matching contributions and interest vest over five years.  The Bank maintains a record of all amounts deferred by the executive.  Benefits are paid to the executives when they reach age 65.  The deferred compensation benefit is the annuitized value, at 10%, of the executive's account, which value is paid in monthly installments over 15 years.  The plan provides for earlier payouts for disability and for continued payouts as death benefits.  Deferrals under this plan ceased after 2008; however, annual earnings at 10% continue.  For the year ending December 31, 2017, the aggregate earnings accrued for Messrs. Heeter and Botts on their deferred compensation balances (a portion of which also is reflected in the 2017 Summary Compensation Table) were $31,054 and $23,820, respectively.
Non Qualified Deferred Compensation Table for 2017
The following table sets forth certain information with respect to our Executive Deferred Compensation Agreements with each named executive officer for the year ended December 31, 2017.
Name	Name of Plan	Executive Contributions in 2017	Company Contributions in 2017	Aggregate Earnings in 2017	Aggregate Balance at 12/31/17

David W. Heeter(1)	Deferred Compensation	---	---	$31,054	$327,614

Christopher D. Cook	---	---	---	---	---

Patrick C. Botts(2)	Deferred Compensation	---	---	$23,820	$251,295
Charles J. Viater	---	---	---	---	---

Christopher L. Caldwell	---	---	---	---	---
___________________
(1)	$18,974 of the reported earnings for Mr. Heeter in 2017 also are reflected in the 2017 Summary Compensation Table.
(2)	$14,554 of the reported earnings for Mr. Botts in 2017 also are reflected in the 2017 Summary Compensation Table.

Retirement Plans
The Company has designed retirement plans or programs to ensure our employees have adequate income levels after employment.  Prior to July 2009, the Company maintained a 401(k) Retirement Savings Plan, in which the Compensation Committee determined the amount of Company contributions for all employees.  The Company also maintained an ESOP designed to ensure all employees have a vested interest in the success of the Company.  The ESOP purchased shares of the Company's stock in 1999, which were allocated to employees annually over 15 years.  On July 1, 2009, these two qualified plans were combined into a KSOP.  This reduced our administrative expenses and provides employee compensation tied to the success of the Company.  Under the KSOP, in addition to the regular ESOP allocations, employee contributions are matched.
The Company also maintains a non-qualified Executive Benefit Plan ("Benefit Plan") for key employees, including Messrs. Heeter and Botts.  The Benefit Plan is designed to provide the executives with retirement income, in conjunction with Social Security and the KSOP, of approximately 60% of their pre-retirement income.  An estimated annual retirement payment is established based on the individual's anticipated salary at retirement, estimates of the person's retirement income from Social Security benefits, all tax qualified plans of the Bank and an assumed 8% annual rate of return.  This estimated payment amount is reviewed periodically for changes in the relevant factors.

The Bank makes an annual payment to each participant for the purpose of funding the cost of their future benefit.  Those contributions are taxable income to the participant in the year they are made and are reflected in the 2017 Summary Compensation Table.

Under the Benefit Plan, if the executive is involuntarily terminated other than for cause or in connection with a change in control, the Bank must make a lump sum contribution to the executive of the full contribution for the then-current year and the present value, based on an 8% rate, of the next five years of required contributions (or of all required remaining contributions if less).  In addition, if the executive is deemed to be terminated in connection with a change of control, the Bank must make a lump sum final contribution to the executive's account equal to the present value, at 8%, of all remaining contributions required under then-current payout estimates, through age 65.

In the 2008 acquisition of another financial institution, the Bank assumed the terms of the Salary Continuation Agreement between that entity and Mr. Viater, which provides for an annual retirement benefit of $60,000 payable in monthly installments for 15 years if he retires at the age of 60 or later.  Any payments made upon a change in control are subject to reduction to avoid adverse tax consequences under Section 280G.

Employment Agreements
The Bank has entered into three-year employment agreements with Messrs. Heeter, Botts, Viater, and Cook which provide for annual one-year extensions, if authorized by the Compensation Committee and the Board.  Under these agreements, each executive's salary is reviewed for adjustments annually and cannot be decreased below any adjusted level.  The 2017 base salaries of Messrs. Heeter, Botts, Viater and Cook under these agreements are $400,000, $328,000, $307,000 and $242,500, respectively.  Under these agreements, each executive is entitled to participate equitably in discretionary bonuses awarded to executive employees and in the Bank's other employee benefit plans, including medical, dental, group life, disability and accidental death and dismemberment insurance benefits.  Each agreement provides that the executive's employment may be terminated by the Bank or by the executive at any time and also provides for termination upon the occurrence of certain events specified by federal regulations.  If the executive's employment is terminated due to disability, he would receive his salary and other benefits for the remainder of the three-year term, with a reduction in his salary for disability insurance payments from insurance purchased by the Bank.  If the executive's employment is terminated due to death, his estate would receive all benefits under the agreement through the end of the month in which the executive dies.  If the executive's employment is terminated for cause or voluntarily by the executive, he would receive all benefits under the agreement through that termination date.  If the executive's employment is terminated by constructive termination, with no change in control, the Bank would be required to pay to the executive his then-current salary over the three-year term and to provide the executive with his then-current employee health benefits for the remaining term of his agreement.  If the executive's employment is involuntarily terminated in connection with a change in control, MutualBank must pay to the executive in a lump sum 299% of his Section 280G base amount (the base amount is essentially the executive's average annual Box 1, W-2 compensation during the five full calendar year periods prior to the effective date of the termination) and continue to provide substantially the same health benefits as were being provided to the executive officers of MutualBank immediately prior to the change in control, in each case subject to reduction to ensure deductibility under Section 280G of the Internal Revenue Code.  The executives have no responsibility to mitigate amounts owed to them under the agreements nor does any compensation received from another employer reduce post-termination compensation under the agreements.  The agreements provide that for the three years following any termination of employment, each officer will be prohibited from soliciting Company or Bank depositors, customers and employees to leave the Company or the Bank.
Change in Control Agreement
The Bank entered into a Change in Control Agreement with Mr. Caldwell October 15, 2017 which provides for annual one-year extensions, if authorized by the Compensation Committee and the Board. Under the agreement, if Mr. Caldwell's employment is terminated within twelve months subsequent to a Change in Control for any reason other than for cause, disability, retirement or as a result of Mr. Caldwell's death, or if Mr. Caldwell resigns for good reason as a result of any material breach of the change in control agreement by Mr. Caldwell's employer or as a result of a material change in the location where Mr. Caldwell works, Mr. Caldwell will be entitled to a lump sum payment equal to his annual compensation plus the cost of his benefits over a twelve month period including the cost of all group insurance, life insurance, health and accident and disability insurance and any other benefit plan program or insurance he was entitled to participate in immediately prior to his termination. In the event of his termination, Mr. Caldwell would be entitled to receive $262,749 based on his compensation for 2017.
In the 2008 acquisition of another financial institution, the Bank also assumed Mr. Viater's director fee continuation agreement, which provides that if he retires after attaining age 65 and continues to serve as a director for at least five years, he would be entitled to an annual retirement benefit for 10 years equal to 50% of any director fees paid to him during the last plan year before ending service.  In the event of a change in control followed within 24 months by a termination of service as a director prior to age 72, the director would be entitled to receive the present value of the normal retirement benefit (without regard to years of service) paid in a lump sum.

Potential Payments upon Termination of Employment or Change in Control

The following tables show the approximate value of the benefits and payments that the Named Executive Officers would have been entitled to receive as of December 31, 2017 had their employment been terminated or had a change in control occurred on that date. The table excludes (i) amounts accrued through December 31, 2017 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under the Company's KSOP plan, and (iii) already vested equity awards.

David W. Heeter

	Compensation and Health Insurance Benefit Continuation			Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$	---	$	---
Voluntary Termination Without Good Reason	$	---		$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$1,233,000	(1)	$	---		$1,233,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After a Change in Control		$1,700,718		$	---		$1,700,718
Death		$34,583	(2)	$	---		$34,583
Disability		$1,233,000	(3)	$	---		$1,233,000
__________________
(1)
Represents payment of Mr. Heeter's salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Heeter's employment is terminated by MutualFirst on December 31, 2017.

(2)	Represents continued payment of Mr. Heeter's salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month's salary.
(3)
Represents payment of Mr. Heeter's salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Heeter's employment is terminated by MutualFirst on December 31, 2017 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Patrick C. Botts

	Compensation and Health Insurance Benefits Continuation			Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$	---	$	---
Voluntary Termination Without Good Reason	$	---		$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$1,017,000	(1)	$	---		$1,017,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$1,245,243		$	---		$1,245,243
Death		$28,333	(2)	$	---		$28,333
Disability		$1,017,000	(3)	$	---		$1,017,000
___________________
(1)
Represents continued payment of Mr. Botts' salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Botts' employment is involuntarily terminated by MutualFirst on December 31, 2017.

(2)	Represents continued payment of Mr. Botts' salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month's salary.
(3)
Represents continued payment of Mr. Botts' salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Botts' employment is terminated by MutualFirst on December 31, 2017 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Charles J. Viater

	Compensation and Health Insurance Benefits Continuation			Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$	---	$	---
Voluntary Termination Without Good Reason	$	---		$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$954,000	(1)	$	---		$954,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$1,663,746		$	---		$1,663,746
Death		$26,333	(2)	$	---		$26,333
Disability		$954,000	(3)	$	---		$954,000
_____________________
(1)
Represents continued payment of Mr. Viater's salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Viater's employment is terminated by MutualFirst on December 31, 2017.

(2)	Represents continued payment of Mr. Viater's salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month's salary.
(3)
Represents continued payment of Mr. Viater's salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Viater's employment is terminated by MutualFirst on December 31, 2017 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Christopher Cook
	Compensation and Health Insurance Benefits Continuation			Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$	---	$	---
Voluntary Termination Without Good Reason	$	---		$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$759,000	(1)	$	---		$759,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$759,642		$	---		$759,642
Death		$21,333	(2)	$	---		$21,333
Disability		$759,000	(3)	$	---		$759,000
_____________________
(1)
Represents continued payment of Mr. Cook's salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Cook's employment is terminated by MutualFirst on December 31, 2017.

(2)	Represents continued payment of Mr. Cook's salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month's salary.
(3)
Represents continued payment of Mr. Cook's salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2020), assuming Mr. Cook's employment is terminated by MutualFirst on December 31, 2017 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Christopher Caldwell

	Compensation and Health Insurance Benefits Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---	$	---	$	---
Voluntary Termination Without Good Reason	$	---	$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control	$	---	$	---	$	---
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$267,674	$	---		$267,674
Death	$	---	$	---	$	---
Disability	$	---	$	---	$	---

PROPOSAL 2
ADVISORY (NON-BINDING) RESOLUTION TO
APPROVE EXECUTIVE COMPENSATION

Our stockholders have been presented with a say-on-pay proposal since the 2009 Annual Meetings and have approved our executive compensation at these annual meetings by a significant percentage of the votes cast.  We are presenting for a vote at the Annual Meeting an advisory, (non-binding) stockholder resolution to approve the compensation of our executives, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
This (non-binding) advisory resolution will be presented at the Annual Meeting as follows:
RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company's Proxy Statement for the 2017 Annual Meeting.

This vote will not be binding on the Company's Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It also will not affect any compensation already paid or awarded to any executive.  The Compensation Committee and the Board will consider the outcome of the vote when considering future executive compensation arrangements.  At last year's annual meeting, over 90% of the shares voting on a similar (non-binding) resolution voted to approve the Company's compensation to executives.  Because of this level of approval, the vote had no specific influence on the Company's compensation practices in 2017.
As disclosed in more detail in "Executive Compensation – Philosophy and Objective of Compensation Programs," the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives and believes that a well-structured compensation program should align the interests of our executives with those of the stockholders and include components that drive the creation of sustainable stockholder value over the long-term and do not simply focus on short-term gains.  Our compensation program seeks to help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company's success.  Executive compensation determinations are a complex and demanding process.  The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our stockholders' interest in executive compensation practices.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and whose values are aligned with our corporate values to conduct our business with character, compassion and class and to compete effectively.  A primary focus of our compensation program has been to compensate actual performance, using realistic incentive thresholds.
Therefore, our overriding principles in setting types and amounts of compensation are: (1) to link individual compensation to the successful achievement of performance objectives; (2) to attract, retain and motivate our top performers at a competitive level in our market; (3) to align the interests of key executives with those of our stockholders in furtherance of our goal to improve stockholder value; (4) to ensure that our incentive compensation does not encourage incurring excessive risk; and (5) to comply with any applicable regulatory compensation limits.  In setting executive compensation and benefits in line with this philosophy, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, retirement benefits, equity compensation, perquisites and other benefits.
The Company's Board of Directors recommends that stockholders vote FOR the advisory (non-binding) resolution to approve executive compensation.

PROPOSAL 3
ADVISORY (NON-BINDING) VOTE ON TIMING OF
 STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

The Board also has decided to comply voluntarily this year with the requirement with the Dodd-Frank Act and SEC regulations to obtain the (non-binding) view of our stockholders on the frequency of future votes on executive compensation in the form of resolution presented in Proposal 2 above.
Therefore, we have included in this Proxy Statement and present for an advisory, (non-binding) stockholder vote at the Annual Meeting a vote to determine the timing of future stockholder votes on executive compensation.  Stockholders are being asked whether a resolution to approve the compensation of our executives should be presented to stockholders every one, two or three years.
While our executive compensation program is designed to promote a long-term connection between compensation and performance, our Board recognizes the importance of shareholder input on important issues such as compensation.  After careful consideration, the Board of Directors believes the presentation of a resolution to approve the compensation of our executives should be presented to stockholders for an advisory vote every year.
Stockholders should note that their views on compensation are not binding on the Compensation Committee.  This vote also will not be binding on the Company's Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering when to present stockholders with a resolution to approve executive compensation.
We remind stockholders that annual advisory votes on compensation will occur well after year-end performance reviews and annual compensation determinations for the then-current performance year.  In addition, neither this vote nor a decision to present an executive compensation vote annually will necessarily affect when the stockholders will be asked to vote on executive compensation in future years.
The Board of Directors recommends that you vote for the advisory (non-binding) vote to have stockholders vote on executive compensation every ONE year.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE
The following Report of the Audit/Compliance Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent MutualFirst specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit/Compliance Committee of MutualFirst is comprised of the undersigned directors, each of whom is independent as defined under the NASDAQ's listing standards.  The Audit/Compliance Committee's responsibilities are described in a written charter adopted by the Board of Directors.
Management is responsible for the Company's internal controls, financial reporting process and compliance with applicable laws and regulations.  BKD, LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  As the members of the Audit/Compliance Committee, it is our responsibility to monitor and oversee these processes.
The Audit/Compliance Committee, in its oversight responsibility, reviews the services performed by the Company's independent registered public accounting firm and our policies and procedures for the engagement of that firm.  The Audit/Compliance Committee also discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.  We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.  Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit service, we specifically approve the engagement of our independent registered public accounting firm to render that service.  Accordingly, the Company does not engage our independent registered public accounting firm to render audit or permissible non‑audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit/Compliance Committee in advance.  As such, the engagement of BKD, LLP to render 100% of the services described in the categories above was approved by the Audit/Compliance Committee in advance of the rendering of those services.  We also reviewed and discussed with BKD, LLP the fees paid to the firm.  These fees are described under "Ratification of Appointment of Independent Registered Public Accounting Firm" below.  The Audit/Compliance Committee received and reviewed the report of BKD, LLP regarding the results of their audit of the Company's 2017 financial statements.  We also reviewed and discussed the audited financial statements with Company management.
The members of the Audit/Compliance Committee discussed with a representative of BKD, LLP the independence of the accounting firm from the Company, including the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) and the written disclosures.  In addition, the Audit/Compliance Committee receives written disclosures and a letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit/Compliance Committee concerning independence.
The Company's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit/Compliance Committee the certifications that each officer filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes‑Oxley Act of 2002.  Management also reviewed with the Audit/Compliance Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.
Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2017 for filing with the SEC.
The foregoing report is furnished by the Audit/Compliance Committee:

Linn A. Crull, Chairman
Wilbur R. Davis	Edward C. Levy
Jerry D. McVicker	Richard J. Lashley

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Services and Payments
During the year ending December 31, 2017, BKD, LLP provided various audit, audit-related and non-audit services to the Company as follows:  (1) the audit of the Company's 2017 annual financial statements; (2) the review of 2017 financial statements in the Company's Quarterly Reports on Form 10-Q; and (3) tax services.
The aggregate fees billed to the Company by BKD, LLP and its affiliates for the years ending December 31, 2017 and 2016 were as follows:
	Year Ending December 31,
	2017		2016
Audit Fees		$291,000		$279,000
Audit Related Fees(1)		$15,913		$15,173
Tax Fees(2)		$33,750		$34,550
All Other Fees	$	---	$	---
__________________
(1) Primarily for assistance with benefit plan issues.
(2) Primarily for tax compliance, tax advice and tax return preparation services.
Pre-Approval of Audit and Non-Audit Services
Pursuant to the terms of its charter, the Audit/Compliance Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.  The Audit/Compliance Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors.  The Audit/Compliance Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting.  At this time, the Audit/Compliance Committee has not adopted any delegated pre-approval policies.
The Audit/Compliance Committee of the Board has authorized BKD, LLP to provide to the Company tax services and certain services in connection with the administration of our benefit plans.  In authorizing those services, the Committee determined that providing those services were compatible with maintaining BKD, LLP's independence.
Selection of Audit Firm

Our Audit/Compliance Committee has appointed BKD, LLP as the independent registered public accounting firm to audit the Company's financial statements for the year ending December 31, 2018.  In making its determination to appoint BKD, LLP as the Company's independent registered public accounting firm for the 2018 year, the Audit/Compliance Committee considered whether the providing of services (and the aggregate fees billed for those services) by BKD, LLP, other than audit services, is compatible with maintaining the independence of the outside accountants.  A representative of BKD, LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

We are not required to have our stockholders ratify the selection of BKD, LLP as our independent audit firm.  Because we believe it is good corporate practice to obtain the stockholders' views on this selection, we are asking the stockholders to ratify the appointment at the Annual Meeting.  The stockholder vote, however, is not binding on the Audit/Compliance Committee because, under SEC rules, only that committee may select and appoint the Company's audit firm.  Therefore, if the stockholders do not ratify the appointment of BKD, LLP for the current year, the Audit/Compliance Committee may appoint another firm or maintain its prior appointment of BKD, LLP.  The Audit/Compliance Committee will consider the failure of the stockholders to ratify the appointment of BKD, LLP as a direction to consider appointing a different audit firm for the subsequent year.  Whether or not the existing appointment for 2018 is ratified, the Audit/Compliance Committee is free to appoint a different audit firm for the current year if it is determined to be in the best interests of the Company and its stockholders.

The Company's Board of Directors recommends that stockholders vote FOR the ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2018.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented at the Annual Meeting.  If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.
ADDITIONAL INFORMATION
Proxy Solicitation Costs
          The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock.  In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.
Stockholder Proposals for 2019 annual meeting
If you intend to present a stockholder proposal at next year's annual meeting, your proposal must be received by the Company at its executive offices, located at 110 E. Charles Street, Muncie, Indiana 47305-2400, no later than November 22, 2018, to be eligible for inclusion in the Company's Proxy Statement and form of proxy for that meeting.  Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, the Company's charter and bylaws and Maryland law.
To be considered for presentation at the 2019 annual meeting, but not for inclusion in the Company's Proxy Statement and form of proxy for that meeting, stockholder proposals must be received by the Company no later than February 3, 2019 and no earlier than January 4, 2019.  If, however, the date of the next annual meeting is before April 4, 2019, or after July 3, 2019, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

MUTUALFIRST FINANCIAL, INC.
110 E. CHARLES STREET
MUNCIE, IN 47305

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39523-P01727

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MUTUALFIRST FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees with terms to expire in 2021:

01) Michelle R. Altobella
02) Mark L. Barkley
03) Patrick C. Botts
04) Richard J. Lashley

Nominees with terms to expire in 2020:

05) James M. Bernard
06) William V. Hughes

Nominees with terms to expire in 2019:

07) Brian C. Hewitt
08) James D. Rosema

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Adoption of an advisory (non-binding) vote on whether Stockholders should vote on compensation every one, two or three years.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Other business may properly come before the meeting, including an adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote on the other business that may come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E39524-P01727

MUTUALFIRST FINANCIAL, INC.
Annual Meeting of Stockholders
May 2, 2018 3:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the members of the Board of Directors of MutualFirst Financial, Inc. and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the Annual Meeting, all the shares of MutualFirst Financial, Inc. common stock held of record by the undersigned at the close of business on March 5, 2018, at the Annual Meeting of Stockholders, to be held on Wednesday, May 2, 2018, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote **"FOR"** the named nominees, "**FOR**" proposals 2 and 4, and **"1 Year"** on proposal 3. This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposals as stated.

Should a director nominee be unable to serve as a director, an event that MutualFirst Financial, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of MutualFirst Financial, Inc. on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of MutualFirst Financial, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Continued and to be signed on reverse side